                                                                    Exhibit 23.2

                          Independent Auditors' Consent

The Board of Directors
NN, Inc.:

We consent to the incorporation by reference in the registration statements (No.
33-87572,  No.  333-50934,  No.  333-69588)  on Form  S-8  and the  registration statement (No.  333-100119) on Form S-3 of NN, Inc. of our report dated February
24,  2003  with  respect  to the  consolidated  balance  sheet of NN,  Inc.  and
Subsidiaries as of December 31, 2002 and the related consolidated  statements of
income  and  comprehensive  income,   consolidated   statements  of  changes  in
stockholders' equity, and consolidated  statements of cash flows for each of the years in the two year period ended  December 31, 2002,  which report  appears in the December 31, 2003 annual  report on Form 10-K of NN, Inc. and  Subsidiaries.
Our report refers to a change in the Company's method of accounting for goodwill and other  intangible  assets in 2002 and a change  in the  Company's  method of accounting for derivative instruments and hedging activities in 2001.

/s/ KPMG LLP
Charlotte, North Carolina
March 12, 2004